Exhibit 3.1

CERTIFICATE OF AMENDMENT OF
THE CERTIFICATE OF INCORPORATION OF
INOLIFE TECHNOLOGIES INC.

Under Section 805 of the Business Corporation Law

FIRST :  The name of the corporation is: InoLife Technologies Inc.

If the name of the corporation has been changed, the name under which it was formed is: Safe Harbour Health Care Properties, Ltd.

SECOND :  The date of filing of the certificate of incorporation with the Department of State is: November 12, 1998.

THIRD :  The amendment effected by this certificate of amendment is as follows:

Paragraph Fourth of the Articles of Incorporation relating to the authorized common and preferred shares of stock is hereby amended to increase the authorized common stock by an additional 650,000,000 shares, and changing the par value to $0.0001 in addition to the previously designated  Series A and Series B preferred stock and shall be as follows:

Currently 215,805,298 shares of $0.01 par value stock are issued, and is being changed to 215,805,298 shaers of a par value of $0.0001 at a rate of 1 share per 1 share with no exchange of certificate needed.  The remaining 34,194,762 unissued shares par value $0.01 shall be changed into 34,194,762 par value $0.0001 at a rate of 1:1 therefore adding 650,000,000 par value $0.0001.

“FOURTH:  The aggregate number of shares which the Corporation shall have authority to issue is 910,000,000 consisting of 900,000,0000 shares of common stock with a par value of $0.0001 per share and 10,000,000 shares of preferred stock with a par value of $0.01 per share .

Subject to the provisions of Section 502 of the Business Corporation Law, Board of Directors of the Corporation, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

Series A Convertible Preferred Stock

1.
Designation and Number of Shares .  There shall be a series of Preferred Stock that shall be designated as “Series A Convertible Preferred Stock,” and the number of shares constituting such series shall be Three Hundred Fifty (350) shares.  The price per share shall be $0.01 per share (the “Original Purchase Price”).  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided , however , that no decrease shall reduce the number of shares of Series A Convertible Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.
Ranking .  The Series A Preferred Stock shall rank on parity with the Corporation’s Common Stock and any class or series of capital stock of the Corporation hereafter created, except the Series B Preferred Stock, specifically ranking by its terms on parity with the Series A Preferred Stock (the “Parity Securities”), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

3.
Liquidation .  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (“Liquidation”), the holders of record of the shares of the Series A Preferred Stock shall be entitled to receive assets and funds on parity with the Parity Securities.  If, upon such Liquidation, the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and any Parity Securities shall be insufficient to permit payment in full to the holders of the Series A Preferred Stock and Parity Securities, then the entire assets and funds of the Corporation legally available for distribution to such holders and the holders of the Parity Securities then outstanding shall be distributed ratably among the holders of the Series A Preferred Stock and Parity Securities based upon the proportion the total amount distributable on each share upon Liquidation bears to the aggregate amount required to be distributed, but for the provisions of this sentence, on all shares of the Series A Preferred Stock and of such Parity Securities, if any.

4.	Dividends . None.

5.	Conversion Rights .

(a)
Conversion .  Each holder of record of shares of the Series A Convertible Preferred Stock shall have the right to convert all or any part of such holder’s shares of Series A Convertible Preferred Stock into that number of fully paid and non-assessable shares of Common Stock as shall be 35% of the Corporation’s common stock on a fully diluted basis (the “Conversion Formula”) as of the Conversion Date (as defined below).

(b)	Mechanics of Conversion .

(i)
Before any holder of Series A Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Convertible Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Corporation shall, within five business days, issue and deliver at such office to such holder of Series A Convertible Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the “ Conversion Date .”

(ii)
All Common Stock, which may be issued upon conversion of the Series A Convertible Preferred Stock, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

6.
Anti-Dilution Provisions .  During the period in which any shares of Series A Convertible Preferred Stock remain outstanding, the Conversion Formula in effect at any time and the number and kind of securities issuable upon the conversion of the Series A Convertible Preferred Stock shall be subject to adjustment from time to time following the date of the original issuance of the Series A Convertible Preferred Stock upon the happening of certain events as follows:

(a)
Consolidation, Merger or Sale .  If any consolidation or merger of the Corporation with an unaffiliated third-party, or the sale, transfer or lease of all or substantially all of its assets to an unaffiliated third-party shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common Stock, then provision shall be made, in accordance with this Section 6(a), whereby each holder of shares of Series A Convertible Preferred Stock shall thereafter have the right to receive such securities or assets as would have been issued or payable with respect to or in exchange for the shares of Common Stock into which the shares of Series A Convertible Preferred Stock held by such holder were convertible immediately prior to the closing of such merger, sale, transfer or lease, as applicable.  The Corporation will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to the holders of Series A Convertible Preferred Stock such securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and (ii) all other obligations of the Corporation hereunder.  The provisions of this Section 6(a) shall similarly apply to successive mergers, sales, transfers or leases.  Holders shall not be required to convert Series A stock pursuant to this Section 6(a).

(b)
Notice of Adjustment .  Whenever the Conversion Formula is adjusted as herein provided, the Corporation shall promptly but no later than 10 days after any request for such an adjustment by the holder, cause a notice setting forth the adjusted Conversion Formula issuable upon exercise of each share of Series A Convertible Preferred Stock, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the holders at their last addresses appearing in the share register of the Corporation, and shall cause a certified copy thereof to be mailed to its transfer agent, if any.  The Corporation may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

7.	Voting Rights . The Shares of Series A Preferred Stock shall not have voting rights except as set forth herein and, except as otherwise required by law.

8.
Redemption .  Neither the Corporation nor the holders of the Series A Preferred Stock shall have any right at any time to require the redemption of any of the shares of Series A Preferred Stock, except upon and by reason of any liquidation, dissolution or winding-up of the Corporation, as and to the extent herein provided.

9.
Reservation of Shares .  The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Convertible Preferred Stock pursuant to the terms hereof, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series A Convertible Preferred Stock pursuant to the terms hereof.  If at any time the number of authorized but unissued shares of Common Stock (or such other shares or other securities) shall not be sufficient to affect the conversion of all then outstanding Series A Convertible Preferred Stock, the Corporation shall promptly take such action as may be necessary to increase its authorized but unissued Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

10.	Miscellaneous .

(a)
The shares of the Series A Convertible Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Resolution Designating Series A Convertible Preferred Stock and in the Certificate of Amendment to the Certificate of Incorporation of the Corporation.

(b)	The holders of the Series A Convertible Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

(c)
Holders of fifty-one percent (51%) of the outstanding shares of Series A Convertible Preferred Stock may, voting as a single class, elect to waive any provision of this Resolution Designating Series A Convertible Preferred Stock, and the affirmative vote of such percentage with respect to any proposed waiver of any of the provisions contained herein shall bind all holders of Series A Convertible Preferred Stock.

Series B Convertible Preferred Stock

1.
Designation and Number of Shares .  There shall be a series of Preferred Stock that shall be designated as “Series B Convertible Preferred Stock,” and the number of shares constituting such series shall be Sixty (60) shares.  The price per share shall be $0.01 per share (the “Original Purchase Price”).  Such number of shares may be increased or decreased by resolution of the Board of Directors; provided , however , that no decrease shall reduce the number of shares of Series B Convertible Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2.
Ranking .  The Series B Convertible Preferred Stock shall rank on parity with the Corporation’s Common Stock and any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Convertible Preferred Stock (the “Parity Securities”), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

3.
Liquidation .  Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (“Liquidation”), the holders of record of the shares of the Series B Convertible Stock shall be entitled to receive assets and funds on parity with the Parity Securities.  If, upon such Liquidation, the assets of the Corporation available for distribution to the holders of Series B Convertible Stock and any Parity Securities shall be insufficient to permit payment in full to the holders of the Series B Convertible Stock and Parity Securities, then the entire assets and funds of the Corporation legally available for distribution to such holders and the holders of the Parity Securities then outstanding shall be distributed ratably among the holders of the Series B Preferred Stock and Parity Securities based upon the proportion the total amount distributable on each share upon Liquidation bears to the aggregate amount required to be distributed, but for the provisions of this sentence, on all shares of the Series B Preferred Stock and of such Parity Securities, if any.

4.	Dividends . None.

5.	Conversion Rights .

(a)
Conversion . Each holder of record of shares of the Series B Convertible Preferred Stock shall have the right to convert all (but not part) of such holder’s shares of Series B Convertible Preferred Stock, into that number of fully paid and non-assessable shares of Common Stock as shall total 60% of the Corporation’s common stock on a fully diluted basis (the “Conversion Formula”) as of the Conversion Date (as defined below).

(b)	Mechanics of Conversion .

(i)
Before any holder of Series B Convertible Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Convertible Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued.  The Corporation shall, within five business days, issue and deliver at such office to such holder of Series B Convertible Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid.  Conversion shall be deemed to have been effected on the date when delivery of notice of an election to convert and certificates for shares is made, and such date is referred to herein as the “ Conversion Date .”

(ii)
All Common Stock, which may be issued upon conversion of the Series B Convertible Preferred Stock, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

6.
Anti-Dilution Provisions During the period in which any shares of Series B Convertible Preferred Stock remain outstanding, the Conversion Formula in effect at any time and the number and kind of securities issuable upon the conversion of the Series B Convertible Preferred Stock shall be subject to adjustment from time to time following the date of the original issuance of the Series B Convertible Preferred Stock upon the happening of certain events as follows:

(a)
Consolidation, Merger or Sale .  If any consolidation or merger of the Corporation with an unaffiliated third-party, or the sale, transfer or lease of all or substantially all of its assets to an unaffiliated third-party shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common Stock, then provision shall be made, in accordance with this Section 6(a), whereby each holder of shares of Series B Convertible Preferred Stock shall thereafter have the right to receive such securities or assets as would have been issued or payable with respect to or in exchange for the shares of Common Stock into which the shares of Series B Convertible Preferred Stock held by such holder were convertible immediately prior to the closing of such merger, sale, transfer or lease, as applicable.  The Corporation will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to the holders of Series B Convertible Preferred Stock such securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and (ii) all other obligations of the Corporation hereunder.  The provisions of this Section 6(a) shall similarly apply to successive mergers, sales, transfers or leases.  Holders shall not be required to convert Series B Convertible Preferred Stock pursuant to this Section 6(a).

(b)
Notice of Adjustment .  Whenever the Conversion Formula is adjusted as herein provided, the Corporation shall promptly but no later than 10 days after any request for such an adjustment by the holder, cause a notice setting forth the adjusted Conversion Formula issuable upon exercise of each share of Series B Convertible Preferred Stock, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the holders at their last addresses appearing in the share register of the Corporation, and shall cause a certified copy thereof to be mailed to its transfer agent, if any.  The Corporation may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

7.
Voting Rights .  The Shares of Series B Convertible Preferred Stock shall vote together with the Corporation’s Common Stock, except as otherwise required by law.  The number of votes for the Series B Convertible Preferred Stock shall be the same number as the amount of shares of Common Stock that would be issued upon conversion pursuant to the Conversion Formula on the Conversion Date.

8.
Redemption .  Neither the Corporation nor the holders of the Series B Preferred Stock shall have any right at any time to require the redemption of any of the shares of Series B Convertible Preferred Stock, except upon and by reason of any liquidation, dissolution or winding-up of the Corporation, as and to the extent herein provided.

9.
Reservation of Shares .  The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series B Convertible Preferred Stock pursuant to the terms hereof, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series B Convertible Preferred Stock pursuant to the terms hereof.  If at any time the number of authorized but unissued shares of Common Stock (or such other shares or other securities) shall not be sufficient to affect the conversion of all then outstanding Series B Convertible Preferred Stock, the Corporation shall promptly take such action as may be necessary to increase its authorized but unissued Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

10.	Miscellaneous .

(a)
The shares of the Series B Convertible Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Resolution Designating Series B Convertible Preferred Stock and in the Certificate of Amendment to the Certificate of Incorporation of the Corporation.

(b)	The holders of the Series B Convertible Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

(c)
Holders of fifty-one percent (51%) of the outstanding shares of Series B Convertible Preferred Stock may, voting as a single class, elect to waive any provision of this Resolution Designating Series B Convertible Preferred Stock, and the affirmative vote of such percentage with respect to any proposed waiver of any of the provisions contained herein shall bind all holders of Series A Convertible Preferred Stock.”

FOURTH :  The certificate of amendment was authorized by:  The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF , the Corporation has caused this Amendment to be executed by its duly authorized officer.